POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Oriana Pietrangelo and Katherine Krebel, or either of them signing singly, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney-in-fact, with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities to: 1. prepare, sign, and submit to the Securities and Exchange Commission (the “SEC”) on its Electronic Data Gathering, Analysis, and Retrieval (“EDGAR’) Filer Management website or any successor filing system, a Form ID application, including any amendments and exhibits thereto, and any other related documents as may be necessary or appropriate, to obtain credentials from the SEC including access codes and passwords to permit electronic filing on the SEC’s EDGAR system of reports required by any rule or regulation of the SEC; 2. act as an account administrator for the undersigned’s EDGAR account, including, (i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities, as necessary; (ii) maintaining, modifying, and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iii) taking any other actions contemplated by Rule 10 of Regulation S-T; 3. do and perform any and all acts for, without limitation, related to the preparation, execution and submission to the SEC and/or any national securities exchange on which Leonardo DRS, Inc. (“the Company”) securities are listed, for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, any and all reports (including amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to any security of the Company, including Forms 3, 4, and 5, Schedules 13D and 13G, and Forms 144; 4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney-in fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of February, 2026. By: /s/ Kenneth J. Krieg Name: Kenneth J. Krieg -2-